UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022 ( March 15, 2022)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20475 State Hwy 249, Suite 450
Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-955-3497)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2021, 5J Trucking LLC (“5J Trucking”), 5J Oilfield Services LLC (“5J Oilfield”), 5J Transportation LLC (“5J Transportation”), 5J Logistics Services LLC, formerly 5J Brokerage LLC (“5J Logistics”) and 5J Specialized LLC (“5J Specialized”) (each of 5J Trucking, 5J Oilfield, 5J Transportation, 5J Logistics and 5J Specialized, shall be referred to herein as the “5J Entities”) entered into a loan agreement (“Loan Agreement”) and security agreement (“Security Agreement”) with Amerisource Funding Inc. (“Amerisource”) in the total amount of $12,740,000. On March 15, 2022, the 5J Entities and Amerisource entered into an amendment to the Loan Agreement pursuant to which Amerisource agreed to increase the loan commitment amount from $12,740,000 to $16,740,000.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)

Exhibit 10.25	Amendment Number One to That Certain Loan Agreement dated September 7, 2021 entered into by and between AMERISOURCE FUNDING INC., a Texas corporation (“Lender”) and 5J TRUCKING, LLC, a Texas limited liability company, and 5J OILFIELD SERVICES, LLC, a Texas limited liability company, and 5J SPECIALIZED LLC, a Texas limited liability company, and 5J TRANSPORTATION, LLC, a Texas limited liability company, and 5J Logistics, LLC, a Texas limited liability company dated March 15, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2022	SMG Industries Inc.

	By:	/s/ Allen R. Parrott
	Name:	Allen R. Parrott
	Title:	Chief Financial Officer